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                                                                    Exhibit 23.1

                                                CONSENT OF SEIGEL SMITH


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2A2 for CALWEST Ventures, Inc., of our report dated January 31, 2001 and October 18, 2001 relating to the December 31, 2000 financial statements of CALWEST Ventures, Inc., which appears in such Prospectus.



/s/ Seigel Smith Formerly Seigel Smith & Garber, LLP
Seigel Smith Formerly Seigel Smith & Garber, LLP



October 22, 2001